SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2003

Date of Report

(Date of earliest event reported)

Click2learn, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0024289	91-1276003
(Commission File No.)	(IRS Employer Identification Number)

110-110th Avenue NE Bellevue, Washington 98004
(Address of Principal Executive Offices)

(425) 462-0501
(Registrant’s Telephone Number, Including Area Code)

Item 5.                    OTHER EVENTS

On June 20, 2003, Click2learn, Inc. (“Click2learn”) entered into a purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Investors purchased 7,460,644 shares of common stock (“Shares”) of Click2learn at $1.668 per share (the “Purchase Price”) in a private placement transaction. The Investors also purchased warrants to purchase 2,611,225 shares of common stock at an exercise price of $1.90 per share (the “Warrants”).  The purchase price for the Warrants was $0.125 per Warrant.  A fee of approximately $703,000 will be paid to the placement agent for its services along with warrants for the purchase of an additional 373,032 shares on the same terms as the warrants issued to investors.  Proceeds from this private offering will be used for working capital purposes.

As part of the financing, Click2learn agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) with respect to the resale of the common stock (including those shares underlying the Warrants) purchased by the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, if the Registration Statement is not filed with the SEC or declared effective by the SEC on or prior to the stated deadlines, or if the Registration Statement is filed and declared effective but thereafter is unavailable for use for certain periods of time for the resale of the securities included, then Click2learn will pay each Investor in cash an amount equal to 1.5% of the amount invested by such investor for each 30-day period or pro rata for any portion thereof following the failure to comply with the applicable covenant.

The number of shares issuable upon exercise of the Warrants and the exercise price thereof is subject to adjustment for stock splits and similar transactions.  In addition, the exercise price but not the number of shares issuable upon exercise of the Warrants is subject to adjustment on a weighted average basis in the event of certain dilutive financings, subject to customary exceptions.

The foregoing summary is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 4.1, the Registration Rights Agreement, which is attached hereto as Exhibit 4.2, and the Form of Warrant to purchase Common Stock, which is attached hereto as Exhibit 4.3, each of which are incorporated by reference herein.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)           EXHIBITS.

4.1	Purchase Agreement between Click2learn, Inc. and the parties listed on Exhibit A thereto, dated as of June 20, 2003.

4.2	Registration Rights Agreement between Click2learn, Inc. and the parties listed on Exhibit A thereto, dated as of June 20, 2003

4.3	Form of Warrant to purchase Common Stock.

99.1	Click2learn, Inc. press release dated June 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2003

Click2learn, Inc.

By:	/s/ Steven Esau
Name:	Steven Esau
Title:	Senior Vice President, General Counsel and Secretarty

EXHIBIT INDEX

Exhibit No.	Description

4.1	Purchase Agreement between Click2learn, Inc. and the parties listed on Exhibit A thereto, dated as of dated as of June 20, 2003.

4.2	Registration Rights Agreement between Click2learn, Inc. and the parties listed on Exhibit A thereto, dated as of dated as of June 20, 2003.

4.3	Form of Warrant to purchase Common Stock.

99.1	Click2learn, Inc. press release dated dated as of June 24, 2003.